Exhibit 5.1

City Center
33 South Sixth Street
Suite 3600
Minneapolis, MN 55402

612.607.7000   612.607.7100

June 25, 2026

Imricor Medical Systems, Inc.

400 Gateway Blvd.

Burnsville, Minnesota 55337

Re:	Imricor Medical Systems, Inc. Registration Statement on Form S‑8

Ladies and Gentlemen:

We have acted as counsel to Imricor Medical Systems, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration of an aggregate of 38,877,464 shares (collectively, the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), issuable pursuant to options previously granted and shares of Common Stock remaining reserved for issuance under the Imricor Medical Systems, Inc. Amended and Restated 2019 Equity Incentive Plan (the “Plan”) pursuant to a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 25, 2026.

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and other than for the Company, the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares registered pursuant to the Registration Statement have been duly and validly authorized and reserved for issuance and that upon the issuance of the Shares and payment therefor in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to update or supplement this opinion or to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours, /s/ Fox Rothschild LLP